                                                (DEUTSCHE ASSET MANAGEMENT LOGO)

PRESS RELEASE

================================================================================

---------------------------------------
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION:
ROSALIA SCAMPOLI 212.250.5536, MEDIA
JONATHAN DIORIO 800.349.4281, INVESTORS


---------------------------------------

                      THE KOREA FUND, INC. ANNOUNCES FINAL
                    RESULTS OF TENDER OFFER AND RELEASES THE
                      CURRENT COMPOSITION OF ITS PORTFOLIO

      NEW YORK, NY, AUGUST 25, 2005 - THE KOREA FUND, INC. (NYSE: KF) announced today that, in accordance with its tender offer for up to 22,350,747 of its issued and outstanding shares of common stock, which expired on August 19, 2005, the Fund has accepted, after adjusting for fractional shares in accordance with the terms of the offer, 14,737,788 shares in exchange for a pro rata portion of the Fund's portfolio securities at a price equal to 98% of the net asset value per share determined as of the close of the New York Stock Exchange on August 22, 2005. These shares represent approximately 33% of the Fund's outstanding shares.

      The Fund released today the expected composition of the proceeds that shareholders who chose to participate in the Fund's in-kind repurchase offer will receive. The market value and percentage of the Fund's net assets represented by each of the portfolio securities listed below may decrease or increase before the actual receipt of the portfolio securities distributed as proceeds.

      The Korea Fund, Inc. is a non-diversified, closed-end investment company. The Fund seeks long-term capital appreciation through investing primarily in equity securities trading on the Korean stock exchanges. Its shares are listed on the New York Stock Exchange under the symbol "KF."

                                      # # #

      Investments in funds involve risks. Additional risks are associated with international investing, such as government regulations and differences in liquidity which may increase the volatility of your investment. Foreign security markets generally exhibit greater price volatility and are less liquid than the US market. Additionally, this fund focuses its investments in certain geographical regions, thereby increasing its vulnerability to developments in that region and potentially subjecting the fund's shares to greater price volatility.

      Closed-end funds, unlike open-end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund's shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.

      This announcement is not an offer to purchase or the solicitation of an offer to sell shares of the Fund or a prospectus, circular or representation intended for use in the purchase or sale of Fund shares.

      Portfolio holdings are as of 8/22/05. Percentage is based upon net assets. Portfolio holdings are subject to change.

      Fund shares are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Fund shares involve investment risk, including possible loss of principal.


     ----------------------------------------------------------------------
     NOT FDIC/NCUA INSURED         MAY LOSE VALUE         NO BANK GUARANTEE
     NOT A DEPOSIT     NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

     ----------------------------------------------------------------------


SCUDDER INVESTMENTS IS PART OF DEUTSCHE ASSET MANAGEMENT WHICH IS THE MARKETING NAME IN THE US FOR THE ASSET MANAGEMENT ACTIVITIES OF DEUTSCHE BANK AG, DEUTSCHE BANK TRUST COMPANY AMERICAS, DEUTSCHE ASSET MANAGEMENT INC., DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LTD., DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. AND SCUDDER TRUST COMPANY.
(08/05 39993)

                                - TABLE FOLLOWS -

THE KOREA FUND, INC.
SCHEDULE OF INVESTMENTS AS OF AUGUST 22, 2005 (UNAUDITED)

                                                                                                                         % OF
                                             ASSET NAME                                 SHARES        MARKET VALUE       NET ASSETS
COMMON STOCK                        81.6%

                                             Ace Digitech Co. Ltd.                        423,300.00       4,173,089.31       0.29%
                                             Ahnlab, Inc.                                 119,466.00       1,947,371.60       0.14%
                                             BYC Co., Ltd.                                 39,530.00       2,589,031.72       0.18%
                                             Cheil Communications, Inc.                    80,000.00      14,446,071.25       1.01%
                                             Choongwae Pharma Corp.                        88,600.00       3,346,822.84       0.23%
                                             CJ Corp.                                      99,606.00       6,708,456.81       0.47%
                                             Crown Confectionary Co., Ltd.                 95,600.00      11,804,197.17       0.83%
                                             Dae Duck Electronics Co., Ltd.               360,901.00       3,434,636.16       0.24%
                                             Daeyang E&C Ltd.                             371,497.00       2,074,146.26       0.15%
                                             Dongkuk Steel Mill Co., Ltd.               1,170,900.00      21,029,341.14       1.48%
                                             GS Home Shopping, Inc.                        56,200.00       5,353,948.27       0.38%
                                             Hankook Tire Co., Ltd.                     4,464,307.00      54,033,583.99       3.79%
                                             Hankuk Electric Glass Co., Ltd.              142,400.00       5,559,785.26       0.39%
                                             Hite Brewery Co., Ltd.                        50,000.00       5,368,472.43       0.38%
                                             Hotel Shilla Co., Ltd.                       858,391.00       7,322,925.66       0.51%
                                             Hyundai Mobis                                350,480.00      27,538,936.07       1.93%
                                             Insun ENT Co., Ltd.                          377,203.00       5,191,373.65       0.36%
                                             Interflex Co., Ltd.                          667,800.00      10,331,508.05       0.73%
                                             INTOPS Co., Ltd.                             162,500.00       3,410,200.10       0.24%
                                             Jahwa Electronics Co., Ltd.                  779,900.00       5,123,208.39       0.36%
                                             Jeonbuk Bank                               2,787,695.00      18,230,899.46       1.28%
                                             Kangwon Land, Inc.                         1,471,530.00      25,782,297.22       1.81%
                                             Kookmin Bank                                 909,198.00      48,366,316.25       3.39%
                                             Kookmin Bank (ADR)                           100,917.00       5,348,601.00       0.38%
                                             Korea Express Co., Ltd.                      301,880.00      17,384,987.80       1.22%
                                             Korea Investment Holdings Co., Ltd.          436,900.00      10,128,233.28       0.71%
                                             Korea Iron & Steel Co., Ltd.                 227,200.00       5,610,697.90       0.39%
                                             Korean Reinsurance Co.                     1,643,310.00      10,746,878.48       0.75%
                                             KT&G Corp.                                   759,470.00      33,470,054.17       2.35%
                                             LG Card Co., Ltd.                            301,699.00      10,086,081.75       0.71%
                                             LG Chemical Ltd.                             212,486.00       8,503,588.09       0.60%
                                             LG.Philips LCD Co., Ltd.                     275,000.00       6,498,250.00       0.46%
                                             Mtekvision Co., Ltd.                          83,200.00       2,424,128.84       0.17%
                                             Nam Yang Dairy Products Co., Ltd.             33,641.00      17,370,511.47       1.22%
                                             NEPES Corp.                                    4,990.00          61,857.49       0.00%
                                             Nexen Tire Corp.                             400,000.00       7,125,427.04       0.50%
                                             NHN Corp.                                     50,400.00       6,769,194.73       0.48%
                                             Nhong Shim Co., Ltd.                          38,229.00      10,634,714.49       0.75%
                                             Oriental Fire & Marine Insurance Co.         584,860.00      15,984,460.71       1.12%
                                             Phicom Corp.                               1,060,000.00       8,546,217.67       0.60%
                                             POSCO                                        376,680.00      78,130,307.47       5.48%
                                             S1 Corp.                                     564,270.00      28,585,273.79       2.01%
                                             Samho International Co., Ltd.                208,430.00       3,387,368.96       0.24%
                                             Samsung Climate Control Co., Ltd.            827,630.00       4,855,106.20       0.34%
                                             Samsung Electronics Co., Ltd.                340,299.00     187,006,673.50      13.13%
                                             Samsung Fine Chemicals Co., Ltd.             425,000.00       9,956,076.13       0.70%
                                             Samsung Fire & Marine Insurance Co., Ltd.    979,625.00      86,535,932.16       6.07%
                                             Samsung SDI Co., Ltd.                        209,956.00      21,108,314.30       1.48%
                                             Samsung Securities Co., Ltd.                 164,720.00       5,563,018.06       0.39%
                                             Samwoo EMC Co., Ltd.                         754,800.00       3,565,868.23       0.25%
                                             SE Co., Ltd.*                                636,950.00       1,952,194.24       0.14%
                                             Seoul Semiconductor Co., Ltd.                960,545.00      24,330,056.37       1.71%
                                             SFA Engineering Corp.                        466,200.00      11,308,023.43       0.79%
                                             Shinsegae Co., Ltd.                          135,787.00      50,298,844.80       3.53%
                                             Simm Tech Co., Ltd.                        1,092,600.00       7,070,705.71       0.50%
                                             SK Corp.                                     408,800.00      19,991,098.10       1.40%
                                             SK Telecom Co., Ltd.                         258,420.00      48,430,102.49       3.40%
                                             SODIFF Advanced Materials Co., Ltd.           52,041.00         970,212.88       0.07%
                                             S-Oil Corp.                                  827,300.00      62,986,237.19       4.42%
                                             Sungshin Cement Co., Ltd.                    276,200.00       6,106,325.04       0.43%
                                             Taegu Department Store Co., Ltd.           1,336,800.00      14,287,906.30       1.00%
                                             Yedang Entertainment Co., Ltd.               532,700.00       6,603,504.15       0.46%
                                             Youlchon Chemical Co., Ltd.                  351,300.00       4,063,352.86       0.29%
                                             Yuhan Corp.                                   48,798.00       6,192,035.14       0.43%

TOTAL COMMON STOCK                           (COST $364,985,095.24)                                    1,163,145,041.47

PREFERRED STOCKS                    16.6%
                                             CJ Corp.                                     297,200.00      12,822,098.58       0.90%
                                             CJ Corp. (2nd)                                50,335.00       2,893,832.60       0.20%
                                             CJ Corp. (3rd)                                30,201.00       1,671,446.27       0.12%
                                             Daishin Securities Co., Ltd.                 665,500.00       6,184,050.76       0.43%
                                             Hyundai Motor Co                           1,510,000.00      64,261,591.02       4.51%
                                             Hyundai Motor Co. (2nd)                      738,593.00      33,775,580.33       2.37%
                                             LG Chemical Ltd.                             193,003.00       5,274,850.17       0.37%
                                             Samsung Electronics Co., Ltd.                198,201.00      74,966,215.23       5.26%
                                             Samsung Fire & Marine Insurance Co., Ltd.    533,850.00      23,969,838.95       1.68%
                                             Samsung SDI Co., Ltd.                         34,318.00       2,190,724.45       0.15%
                                             S-Oil Corp.                                  156,040.00       8,833,889.70       0.62%

TOTAL PREFERRED STOCK                        (COST $38,433,287)                                          236,844,118.06

COVERTIBLE BOND                      0.0%

                                             Haitai Confectionery Loan Certificates*    9,577,892.00           8,376.95       0.00%
                                             (COST $0)

CASH EQUIVALENTS                     0.1%

                                             Scudder Cash Management QP Trust           1,451,481.26       1,451,481.26       0.10%
                                             (COST $1,451,481.26)

TOTAL INVESTMENT PORTFOLIO          98.4%    (COST $404,869,863.50)                                   $1,401,449,017.74

OTHER ASSETS AND LIABILITIES, NET    1.6%                                                             $   23,296,440.16
                                                                                                      -----------------

NET ASSETS                         100.0%                                                             $1,424,745,457.90
                                                                                                      =================

----------

*will not be tendered



                            - END OF PRESS RELEASE -